Exhibit 3.3

                                                             Secretary of State
                                                              State of Missouri
                                                                   P.O. Box 778
                                                 Jefferson City, Missouri 65102



                     AMENDMENT OF ARTICLES OF INCORPORATION
                                          (To be submitted in duplicate)


Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.       The name of the Corporation is LMI Aerospace, Inc.

         The name under which it was originally organized was LM Holding Co.

2. An amendment to the Corporation's Restated Articles of Incorporation was adopted by the shareholders at a meeting duly held on May 24, 2001.

3. That the Corporation's Restated Articles of Incorporation be amended by adding the following new Article Ten to read as follows:


                                   ARTICLE TEN

               No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Ten shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law,
          (iii) under section 351.345 of the General Corporation Law of Missouri, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ten shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director prior to such amendment or repeal.

4. Of the 8,080,518 shares outstanding, all of such shares were entitled to vote on such amendment.

          The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

          Class                            Number of Outstanding Shares
          -----                            ----------------------------

          Common                                    8,080,518

5. The number of shares voted for and against the amendment was as follows:

                  6,654,975 shares of Common stock voted for the amendment 155,475 shares of Common stock voted against the amendment 0 shares of Common stock abstained from voting

6. The amendment did not change the number of authorized shares having a par value.

          The amendment did not change the number of authorized shares without par value.

7. The amendment does not provide for an exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class.


                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the undersigned, , has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal as of the _____ day of June, 2001.


                                         LMI AEROSPACE, INC.

CORPORATE SEAL

                                         By: /s/ Ronald S. Saks
                                             -----------------------------------

                                         Title: President
                                                --------------------------------


ATTEST:

/s/ Lawrence E. Dickinson
--------------------------------
Lawrence E. Dickinson, Secretary


STATE OF MISSOURI          )
                                            ) SS
COUNTY OF ST. CHARLES               )

     I, _____________________, a Notary Public, do hereby certify that on this _____ day of June, 2001, personally appeared before me , who being by me first duly sworn, declared that he is the of LMI Aerospace, Inc., that he signed the foregoing document as of the Corporation, and that the statements therein contained are true.


                                               ---------------------------------
                                                        Notary Public
My commission expires: